THIS EMPLOYMENT AGREEMENT dated as of April 5, 1999 ("Agreement"), is by and between InteliData Technologies Corporation, a Delaware corporation ("InteliData") and Alfred S. Dominick, Jr. ("Executive").

         WHEREAS, InteliData desires to employ Executive as President and Chief Executive Officer and Executive desires to serve in such capacity, upon the terms and conditions set forth herein; and,

         WHEREAS, to induce Executive to enter into this Agreement and become an employee of InteliData, InteliData agrees to grant Executive certain stock options as set forth herein.

         NOW, THEREFORE, InteliData and Executive, in consideration of the mutual covenants and promises contained herein, do hereby agree as follows:

1. Acceptance of Employment. Subject to the terms and conditions set forth below, InteliData agrees to employ Executive and Executive accepts such employment.

2. Term. The period of employment shall be from the date first written above through the third anniversary of such date, unless sooner terminated as hereinafter set forth.

3. Position and Duties. Executive shall serve as President and Chief Executive Officer of InteliData, Executive's duties will include without limitation those duties specified on Exhibit A to this Agreement, which is incorporated herein by reference and/or such other duties consistent with such offices as may be assigned by the Board of Directors of InteliData (the "Board") from time to time. Executive shall at all times be subject to the direction and control of the Board. Executive shall devote his full business and professional time and attention to the business and affairs of InteliData and, other than customary activities in connection with his personal investments, shall not participate in any business activities, including advisory or consulting arrangements and directorships, without the prior written approval of the Board.

         During the term of this Agreement, InteliData shall nominate, and take such action as may be necessary or appropriate to seek stockholder election of Executive to the Board. Executive shall resign from the Board in connection with, and effective immediately upon, termination of his employment with InteliData.

4.       Compensation and Related Matters.

(a) Base Salary. Executive shall receive a base salary of $300,000 per annum payable in accordance with the payroll procedures for InteliData's salaried employees in effect from time to time during the term of this Agreement.

(b) Eligibility for Bonuses. For the period commencing from the date first written above through December 31, 1998, Executives shall be eligible to receive an annual bonus of up to 25% of his base salary, as determined by the Board in its discretion. For the period commencing January 1, 1999 through the remaining term of this Agreement, Executive shall be eligible to receive an annual bonus of up to 75% of his base salary, as determined by the Board in its discretion.

(c)      Stock Options; Ownership Requirements and Grant of Stock.

 InteliData hereby agrees to establish an InteliData Technologies Corporation 1998 CEO Incentive Plan substantially in the form attached as Exhibit B hereto (the "CEO Plan"). Executive shall be granted options to purchase a total of 1,200,000 shares of Common Stock, par value $0.001 per share of InteliData ("Common Stock") under the CEO Plan at the relative exercise prices, vesting periods and otherwise upon the terms and conditions set forth in the Stock Option Agreement between InteliData and Executive (the "Option Agreement"), substantially in the form attached as Exhibit C hereto.

(ii) Executive agrees to purchase prior to the first anniversary of the date of this Agreement, 100,000 shares of Common Stock. Executive agrees to hold such shares for the remaining term of this Agreement (and any renewals thereof).

(iii) On the date of this Agreement, InteliData shall issue 200,000 shares of Common Stock to Executive at an aggregate purchase price of Two Hundred Dollars ($200.00)

(d) Business Expenses. Executive shall be entitled to reimbursement of reasonable, ordinary and necessary business-related expenses consistent with InteliData's policies in effect from time to time. During the period from the date of this Agreement until the first anniversary thereof, Executive shall be entitled to reimbursement of expenses incurred in commuting between InteliData's offices in Virginia and Executive's residence in an amount not to exceed $3,000 per month.

(e) Paid Time Off. Executive shall be entitled to paid time off (including, if applicable, sick and vacation leave) in each calendar year consistent with the InteliData paid time off policies applicable to executive officers of the rank of Vice President and above. Executive shall be entitled to all paid holidays observed by InteliData.

(f) Benefit Plans. Executive shall be entitled to participate in such medical, dental, life, disability, 401(k), employee stock purchase, and such other fringe benefit plans as InteliData may from time-to-time make available generally to all salaried employees. Executive shall be entitled to participate on the same terms and conditions as other employees; however, if there are more generous plans offered to persons at the level of Vice-President or above, Executive shall be entitled to participate in the more generous plans.

(g) Indemnification. InteliData shall indemnify Executive against any and all Expenses and Liabilities (as each is hereinafter defined) to the fullest extent consistent with applicable law and InteliData's Certificate of Incorporation and By-laws as in effect from time to time and to such greater extent as applicable law may hereafter from time to time permit. Executive shall be entitled to this indemnification if, by reason of alleged acts or omissions related to his employment with InteliData, he incurs any Expenses or Liabilities in connection with being made a party or being threatened with liability or called to testify in any proceeding, including but not limited to any threatened, pending or completed case, action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or investigative. Expenses shall include without limitation all attorneys' fees, retainers, court costs, transcript costs, fees of experts, accounting and witness fees, travel expenses, duplicating costs, telephone charges, postage and delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness or party in a proceeding. Liabilities shall mean obligations of any type whatsoever, including but not limited to any judgments, findings, fines, assessments, excise taxes, administrative assessments, ERISA or FLSA excise taxes or penalties, penalties or amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties, or amounts paid in settlement) in connection with the investigation, defense, settlement or appeal of any proceeding or any claim or issue or matter therein. The provisions of this Section (4)(g) shall survive the termination of this Agreement for any reason and the termination of Executive's employment hereunder.

(h) Life Insurance. In addition to the life insurance plan generally made available to InteliData employees, InteliData shall reimburse Executive for premiums paid with respect to up to $2 million in term life insurance coverage on the life of Executive (which policies shall be owned by Executive). Amounts so reimbursed shall be additional compensation to Executive and shall be subject to applicable federal, state and local taxes and withholding.

(i) Relocation Expenses. Executive shall be entitled to reimbursement of relocation expenses, including actual expenses for temporary housing until such time as Executive has moved into a new primary residence, in an amount not to exceed $100,000. InteliData shall also pay to Executive an additional amount sufficient to pay all federal, state and local taxes applicable to such payment.

5.       Termination of Employment.

(a) Death. Executive's employment hereunder shall terminate upon his death, in which event InteliData shall have no further obligation to Executive or his estate, other than the disposition of life insurance in accordance with the terms of the policies and plans governing the same, accrued and unpaid base salary, accrued vacation and bonuses and other incentive compensation earned but not paid for periods prior to the date of termination.

(b) By Executive Other than for Good Reason. Executive may terminate this Agreement upon three months prior written notice to InteliData. In the event Executive's employment is terminated pursuant to this Section 5(b), such termination shall be effective on the 90th day following the date such notice is given (unless otherwise agreed by InteliData) (the "Resignation Date"), and InteliData's only obligation to Executive hereunder from the Resignation Date will be the payment of any accrued and unpaid base salary, accrued time off, and earned bonuses and other incentive compensation (if any) for periods prior to the date of termination.

(c) By InteliData for Disability. If Executive incurs a disability and such disability continues for a period of one-hundred eighty (180) substantially consecutive days in a calendar year (for this requirement to be met, the 180 day period must include at least one interruption equaling or exceeding thirty (30) consecutive days), then InteliData may give notice to Executive that it intends to terminate Executive's employment effective the day following the day Executive becomes eligible for disability income under InteliData's long term disability plan then in effect. Following the effective date of termination under this Section 5(c), InteliData's only obligation to Executive shall be as described in Section 5(k) below. "Disability" means a physical or mental incapacity that prevents Executive form performing the essential functions of his position and for which no reasonable accommodation may be made. If Executive refuses to submit to an examination by a physician selected by InteliData after absences equaling or exceeding forty (40) calendar days in any 180 day period, becomes eligible for Social Security benefits payable on account of disability or becomes eligible for benefits payable under the InteliData disability income plan after absences equaling or exceeding forth (40) calendar days in any 180 day period, he will conclusively deemed to be disabled for purposes of this Agreement.

(d) By InteliData for Cause. The Board may terminate this Agreement at any time upon written notice to Executive for Cause in which event InteliData shall have no further obligation to Executive hereunder, other than the payment of accrued and unpaid base salary, accrued paid time off and earned bonuses and other incentive compensation for periods prior to the date of termination. Cause shall be defined as: (i) Executive's continued failure to perform duties reasonably assigned by the Board (other than failure to perform due to a physical or mental disability), after a demand for specific performance identifying the areas of nonperformance is delivered to him by the Board and he has been given a reasonable opportunity to correct the identified defects; (ii) Executive's material breach of the provisions of this Agreement or of any agreement entered into in connection with this Agreement; (iii) Executive's conviction (or plea or nolo contendre) in connection with any felony, or a misdemeanor requiring a finding of fraudulent or dishonest conduct with respect to InteliData or its affiliates; (iv) gross negligence in the performance of Executive's duties; or
(v) Executive's commission of any other act with the intent to harm or injure InteliData or its affiliates.

(e) By InteliData for Other Than Cause. The Board may terminate this Agreement without Cause immediately upon written notice to Executive. In the event of such termination, InteliData's obligations to Executive hereunder following such termination (except as otherwise set forth in Section 5(g) to the extent applicable) shall be as follows:

(i) InteliData will pay to Executive within ten (10) days of notice of termination (or, in the case of incentive bonus compensation, within ten (10) days of determination of amounts payable under the applicable bonus plan generally) an amount equal to twelve months of his base salary then in effect, and any deferred salary and/or bonus compensation payable under this Agreement or pursuant to any other plan or arrangement of InteliData or any affiliate in which Executive is a participant to the extent vested or payable as of the date of termination, provided however, that unless required by the terms of any applicable plan Executive shall not be forced immediately to take a disbursement of any vested portions of a 401(k) or other tax-qualified retirement plan;

(ii) InteliData shall pay to Executive an amount equal to the highest incentive bonus paid to Executive for any of the three calendar years immediately preceding the date of termination, prorated for the number of months of employment hereunder in the calendar year in which termination occurs; and (iii) InteliData shall continue to provide to Executive, at InteliData's expense, life, disability, accident and health insurance benefits as in effect immediately prior to the date of notice of termination, for a period of twelve
(12) months from the date of termination.

         To the extent that the terms of the benefit plans do not allow for Executive to continue participation in the plans following his termination, InteliData shall obtain benefit coverage which is substantially similar to the benefits enjoyed by Executive immediately prior to his termination and shall reimburse Executive in the event that this arrangement results in a greater tax liability for Executive.

(f) By Executive for Good Reason. Executive may terminate his employment hereunder (for purposes of this Agreement "Good Reason") immediately in the event that (i) InteliData reduces his annual base salary as in effect on the date hereof without his consent, other than departmental salary reductions similarly affecting other employees of InteliData; (ii) InteliData fails, without his consent, to pay Executive any portion of his current compensation, or to pay him any portion of an installment of deferred compensation under any deferred compensation program of InteliData, within thirty (30) days following notice by Executive to InteliData of the failure to make such payment; (iii) InteliData fails to continue in effect any compensation plan in effect on the effective date of this Agreement in which Executive participates which is material to Executive's total compensation hereunder, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by InteliData to continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Executive's participating relative to other participants; (iv) a material breach of this Agreement by the Board; (v) a material and substantial dimunition of Executive's duties, such that when his remaining duties are considered as a whole, the change in character and prestige associated with the position would be deemed by an objective observer to be demeaning or amount to a constructive discharge; or (vi) continued requests by the Board that Executive perform his duties in an illegal or unethical manner. In the event that Executive elects to terminate this Agreement and his employment with InteliData or any successor in interest in accordance with the provisions of this section, InteliData's sole obligation to Executive hereunder (except as otherwise set forth in Section 5(g) to the extent applicable) shall be as set forth in clauses (i) through (iii) of Section 5(e) above.

(g) Termination Following a Change in Control. In event of termination of Executive's employment hereunder within one year following a Change in Control either by InteliData other than for Cause or by Executive for Good Reason, InteliData's sole obligation to Executive hereunder shall be as follows:

(i) InteliData will pay to Executive within ten (10) days of notice of termination (or, in the case of bonus or other incentive bonus compensation, within ten (10) days determination of amount payable under the applicable bonus or other compensation plan generally) an amount equal to the greater of the undiscounted amount of twelve (12) months base salary or the undiscounted remainder of his base salary then in effect through the unexpired term of this Agreement, and any deferred salary and/or bonus or other incentive compensation payable under this Agreement or pursuant to any other plan or arrangements of InteliData or any affiliate in which Executive is a participant to the extent vested or payable as of the date of termination;

(ii) InteliData shall pay to Executive an amount equal to the highest incentive bonus paid to Executive for any of the three calendar years immediately preceding the date of termination, prorated for the number of months of employment hereunder in the calendar year in which termination occurs; and

(iii) InteliData shall continue to provide to Executive, at InteliData's expense, life, disability, accident and health insurance benefits as in effect immediately prior to the date of notice of termination, for the greater of twelve (12) months from the termination date or a period equal to the unexpired term of the Agreement.

         To the extent that the terms of the benefit plans do not allow for Executive to continue participation in the plans following his termination, InteliData shall obtain benefit coverage which is substantially similar to the benefits enjoyed by Executive immediately prior to his termination and shall reimburse Executive in the event that this arrangement results in a greater tax liability for Executive. In addition, InteliData shall continue to make premium payments for the life insurance described in Section 4(h) above for a period of twelve (12) months from the date of termination.

         For purposes of this Section 5, a "Change in Control" shall be deemed to have occurred if the conditions set forth in any of the following paragraphs shall have been satisfied:


                           (i)      any person becomes the beneficial owner  (as
defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act)), directly or indirectly, of securities of InteliData (not including securities acquired directly from InteliData or any of its affiliates) representing more than 50% of the combined voting power of InteliData's then outstanding securities; or

                           (ii)     during  any  period of  two (2)  consecutive
years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with InteliData to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by InteliData's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                           (iii) consummation of a plan of complete  liquidation
of InteliData or the sale or disposition by InteliData of all or substantially all of its assets; or

                           (iv) a merger or consolidation of InteliData with any
other corporation, other than (A) a merger of consolidation which would result in the voting securities of InteliData outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of InteliData or any of its affiliates, at least 50% of the combined voting power of the voting securities of InteliData or such surviving entity outstanding immediately after such merger of consolidation, or (B) a merger or consolidation effected to implement a recapitalization of InteliData (or similar transaction) in which no person acquires more than 50% of the combined voting power of InteliData's then outstanding securities.

         For purposes of this Section, "person" shall have the meaning given in Section (3)(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a person shall not include (i) InteliData or any of its subsidiaries or affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of InteliData or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of InteliData in substantially the same proportions as their ownership of stock of InteliData.

         In the event that Executive becomes entitled to the payments and benefits described in this subsection 5(g)(iv) (together with any other benefits to which Executive is entitled hereunder following a termination entitling Executive to the payments and benefits of this Section 5, the "Severance Benefits"), and if any of the Severance Benefits will be subject to any excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), InteliData shall pay to Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Severance Benefits and any federal, state and local income and employment tax and Excise Tax upon the Gross Up Payment provided for by this Section 5, shall be equal to the net amount of Severance Benefits Executive would retain if the Excise Tax were not imposed. For purposes of determining whether any of the Severance Benefits will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by Executive in connection with a Change in Control or Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with InteliData, any person whose actions result in a change in control or any person affiliated with InteliData or such person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by InteliData's independent auditors and reasonably acceptable to Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of
Section  280G(b)(4)(B)  of the Code,  in excess of the Base Amount as defined in
Section 280G(b)(3) of the Code allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, (ii) the amount of the Severance Benefits that shall be treated as subject to the Excise Tax shall be equal to the lesser of (a) the total amount of the Severance Benefits or (b) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by InteliData's independent auditors in accordance with the principles of Section 280G(d)(3) and
(4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of InteliData's residence on the date of payment, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of Executive's employment, Executive shall repay to InteliData (with interest), at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the
Gross-Up Payment attributable to the Excise tax and federal, state and local income and employment tax imposed on the Gross-Up Payment being repaid by Executive to the extent that such repayment results in a reduction in Excise Tax and/or federal, state or local income or employment tax deduction). In the event that the Excise tax is determined to exceed the amount taken into account hereunder at the time of the termination of Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), InteliData shall make an additional Gross-Up Payment in respect to such excess (plus any interest, penalties or additions payable by Executive with respect to such excess) at the time that the amount of such excess is finally determined. Executive and InteliData shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Severance Benefits.

(h) Stock Options. Upon termination of Executive's employment hereunder for any reason, the terms of the CEO Plan and the Option Agreement shall govern the vesting and exercisability of any stock options outstanding thereunder on the date of termination.

(i) Notice of Termination. Termination of this Agreement by InteliData or Executive shall be communicated by written notice to the other party hereto, specifically indicating the termination provision relied upon.

(j) Company Property. Upon the termination of Executive's employment under this Agreement, for any reason, Executive shall deliver to InteliData all credit cards, mobile telephones, notebook and other computers and related peripherals, other electronic equipment, furnishings, all equipment manufactured by InteliData and used by Executive, and other property issued to Executive in the course of his employment.

(k) Upon termination of Executive's employment hereunder for any reason, the terms of the InteliData group fringe benefit plans shall govern Executive's rights thereunder following termination.

6. Beneficiary. The beneficiary of any payment to be made in the event of Executive's death shall be his wife, or such other person or persons as Executive shall designate in writing to InteliData. If no beneficiary shall survive Executive, any such payments shall be made to his estate.

7. No Waiver. The failure of either party at any time to enforce any provisions of this Agreement or to exercise any remedy, option, right, power or privilege provided for herein, or to require the performance by the other party of any of the provisions hereof, shall in no way be deemed a waiver of such provision at the same or at any prior or subsequent time.

8. Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the Commonwealth of Virginia. Executive hereby irrevocably submits to the non-exclusive jurisdiction of any Virginia state court or United States federal court sitting in the Eastern District of Virginia over any action or proceeding arising out of or relating to this Agreement. Executive irrevocably waives any objection which he may now or hereafter have to the laying of venue in such forums and agrees not to plead or claim that any such action or proceeding brought in any such Virginia state or United States federal court has been brought in an inconvenient forum. Executive will appoint and maintain an agent in the Commonwealth of Virginia for a period equal to the term of this Agreement and two (2) years following termination to receive on behalf of Executive service of any process which may be served in any such action or proceeding, and advise InteliData in writing of the name and address of such agent.

9. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

10. Successors. This Agreement shall be binding upon InteliData, its successors and assigns, and shall be assignable without Executive's consent to any corporation or other business entity which may acquire all or substantially all of InteliData's assets or business, or within which InteliData may be consolidated or merged, or any surviving corporation in a merger involving InteliData (subject to Executive's rights pursuant to Section 5(g) hereof).

11. Waiver of Modification of Agreement. No waiver or modification of this Agreement shall be valid unless in writing and duly executed by both parties.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which together will constitute one and the same instrument.

13. Noncompetition and Nondisclosure Covenants. Executive agrees that during the term of this Agreement, and thereafter for a period of one (1) year following termination of his employment hereunder (other than in the event of any termination by InteliData other than for Cause or by Executive for Good Reason), he will not, without the prior written consent of the Board of Directors as evidenced by a resolution adopted by the Board, directly or indirectly, whether as employee, partner, owner, agent, director, officer, consultant or equity holder (except as the holder of not more than 5% of the outstanding equity interest at the time of the acquisition of a publicly traded entity, or any successor thereto), engage in any business competitive with any business in which the InteliData or any of its affiliates were engaged on the date of termination (a "Competitive Business") or solicit or divert any customer of InteliData or any of its affiliates for the provision of goods or services substantially similar to those provided by InteliData on the date of termination. Executive further agrees that he will not, during the term of this Agreement and thereafter for a period of two (2) years, solicit or hire any person who was, at the time of termination of this Agreement or in the twelve months immediately preceding termination, a management or executive level employee of InteliData, or engage in any business which then employs, or has a principal or investor, any person who was employed at the time of termination of this Agreement or in the twelve months immediately preceding the termination of this Agreement in a managerial or executive position with InteliData.

         The foregoing shall not prohibit Executive from becoming affiliated with any person engaged in a Competitive Business provided that Executive's affiliation does not include any involvement in any capacity with such Competitive Business (and Executive shall bear the burden of establishing the absence of any such involvement by preponderance of the evidence preceding the termination of this Agreement).

         Executive agrees to execute and deliver such confidentiality and non-disclosure, proprietary rights and similar agreement as InteliData may generally request of its employees from time to time.

         Executive acknowledges that his violation of this Section 13 would cause InteliData and its affiliates to suffer irreparable damage, and that the character, period and scope of the restrictions set forth herein are reasonably required for the protection of InteliData. Therefore, in addition to any other remedies available to InteliData under this Agreement or otherwise, InteliData shall be entitled to seek injunctive relief with respect to any violation of this Section 13 in any court of competent jurisdiction, and Executive shall not object to InteliData's seeking any such relief other than to contest whether in fact he has violated this Section 13. In the event that any of the provisions of this Section 13 relating to the character, period of time or scope of restriction shall be deemed to exceed that which a court of competent jurisdiction would deem enforceable, the character, period of time or scope of restriction shall, for purposes of this Agreement, be deemed to be the maximum character, period of time and scope of restriction which a court of competent jurisdiction would deem valid and enforceable in any state in which such court has been convened.

         Executive agrees that all Works shall be "works made for hire" and such term is defined in the United States Copyright Law, and hereby grants and assigns to InteliData all right, title and interest that Executive may have in any Works, Executive shall promptly execute, acknowledge and deliver such documents, and provide such assistance as InteliData may deem necessary or appropriate to effectuate the purpose and intent of this paragraph. Executive acknowledges that he may create or participate in the creation of inventions, discoveries, improvements, and original works of authorship, including without limitation derivative, joint, and collective works and compilations (collectively "Works"). The term "Works" includes all ideas or items Executive creates while an InteliData employee (whether he creates them alone or jointly with others) that either: (i) relate to or compete with InteliData's business or demonstrably anticipated research and development efforts or (ii) are created (in whole or in part) using resources supplied through InteliData.

14.      Nondisparagement.

(a) Neither Executive nor any member of his immediate family will directly or indirectly (x) disparage any of InteliData, its affiliates, employees, officers or directors or (y) take any action other than a termination of the Agreement in accordance with Section 5 which is intended to have a harmful effect on the business or reputation of any of them.
         InteliData agrees neither it nor its affiliates, employees, officers, directors or successors, will directly or indirectly (x) disparage Executive; or
(xi) take any action, other than a termination in accordance with Section 5 of this Agreement, which is intended to have a harmful effect on the business or reputation of Executive.

(b) Neither Executive nor any member of his immediate family will make any public or private communication of any nature, including, without limitation, press releases, written notices or oral or electronic or other forms of communication, concerning or characterizing InteliData or Executive's employment by InteliData. The foregoing shall not be deemed to prohibit: (1) disclosures made in filings with the Securities and Exchange Commission required by and in compliance with the federal securities laws, and (2) disclosures required by law or legal process; provided that in any case copies and/or notice of such permitted disclosure shall be provided to InteliData prior to release or disclosure.

(c) Each party agrees that in the event of a breach of this Section 14, the non-breaching party shall be entitled to seek injunctive relief with respect to such breach.

(d) The provisions of this Section 14 shall survive termination of this Agreement.

15. Noncontravention. Executive represents and warrants to InteliData that he is not subject to any obligation of a contractual or other nature which is inconsistent with, or conflicts with the terms of, this Agreement, or would limit or impair in any way the performance by him of his obligations hereunder.

16.  Headings.   The  headings  of  Sections  herein  are  included  solely  for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

17. Notices. Any notice required to be given or delivered to the InteliData under the terms of this Agreement will be in writing and addressed to the InteliData in care of its Secretary at 11600 Sunrise Valley Drive, Suite 100, Reston, Virginia 20191. Any notice required to be given or delivered to Executive will be in writing and addressed to Executive at the address indicated below Executive's signature line on this Agreement, or such other address which either party shall provide to the other from time to time in a manner in accordance with the procedures described in this Section. All notices will be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

         IN WITNESS WHEREOF, parties have executed this Agreement as of the date and year first above written.

                         InteliData Technologies Corporation



                         By: /s/ William F. Gorog
                             -------------------------------
                             William F. Gorog
                             Chairman of the Board



                             /s/ Alfred S. Dominick, Jr.
                             -------------------------------
                             Alfred S. Dominick, Jr.

                             Address:  160 South Mason Road
                                       St. Louis, Missouri

                       InteliData Technologies Corporation
                       1998 CHIEF EXECUTIVE OFFICER'S PLAN

                             STOCK OPTION AGREEMENT

     THIS AGREEMENT is made of the 5th day of April, 1999 (the "Grant Date") by and between InteliData Technologies Corporation, a Delaware corporation (the "Company"), and Alfred S. Dominick, Jr. ("Optionee").

                                   WITNESSETH:

RECITALS

A. To induce Executive to enter into that certain Employment Agreement, dated as of April 5, 1999, InteliData agreed to grant Executive certain stock options as set forth herein.

B. Optionee has been granted an Option under the InteliData Technologies Corporation 1998 Chief Executive Officer's Plan (the "Plan") to purchase shares of the Company's common stock.

C. The Option granted to Optionee is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code.

         NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to Optionee, as of the Grant Date, a Nonqualified Stock Option (the "Option") to purchase up to 1,200,000 shares of the Company's common stock, $0.001 par value (the "Option Shares") from time to time during the term of the Option at an exercise price of $1.22 per share.

2. Option Term. The Option will expire at the close of business on August 17, 2008 (the "Expiration Date"), unless sooner terminated in accordance with the provisions of this Agreement or the Plan.

3. Option Nontransferable. The Option is not transferable or assignable by Optionee other than by will or by the laws of descent and distribution provided that Optionee may transfer the Option in whole or in part from time to time, for no consideration, to Optionee's children, grandchildren, spouse, one or more trusts for the benefit of such family members or one or more partnerships in which such family members are the only partners (collectively, "Permitted Transferees"). During the lifetime of Optionee, the Option shall be exercisable only by Optionee or a Permitted Transferee.

4. Dates of Exercise. So long as Optionee continues to serve in his or her current position or in a position within the Group that is of equal or greater responsibility than the position held by Optionee as of the Grant Date, the Option will be exercisable as to the Option Shares within the specified term of the Option and pursuant to the provision of this Agreement, as follows:

(a) the Option shall become exercisable as to 66,667 Option Shares on August 17, 1999; 66,667 Option Shares on August 17, 2000, and 66,666 Option Shares on August 17, 2001;

(b) the Option as to an additional 500,000 Option Shares shall become exercisable on August 17, 2005, provided that from and after August 17, 1998, the Option shall become exercisable earlier in increments of 100,000 Option Shares based on the trading price of the Common Stock for twenty consecutive trading day periods occurring after August 17, 1998 as follows:

(i) the Option as to the first 100,000 of the 500,000 Option Shares shall become exercisable on the 1st day following the twentieth consecutive day on which the Common Stock traded at or above $2.50;

(ii) the Option as to the second 100,000 of the 500,000 Option Shares shall become exercisable on the 1st day following the twentieth consecutive day on which the Common Stock traded at or above $5.00;

(iii) the Option as to the third 100,000 of the 500,000 Option Shares shall become exercisable on the 1st day following the twentieth consecutive day on which the Common Stock traded at or above $7.50;

(iv) the Option as to the third 100,000 of the 500,000 Option Shares shall become exercisable on the 1st day following the twentieth consecutive day on which the Common Stock traded at or above $10.00; and

(v) the Option as to the third 100,000 of the 500,000 Option Shares shall become exercisable on the 1st day following the twentieth consecutive day on which the Common Stock traded at or above $15.00.

(c) the Option as to an additional 500,000 Option Shares shall become exercisable upon the earlier of (i) the Common Stock trading above $25.00 per share for sixty consecutive trading days during the term of the Option, on the 1st day following such sixty day period, or (ii) April 15, 2008.

5.       Termination of Employment.

(a) Should Optionee cease to be employed by the Company as President and Chief Executive officer (other than by reason of termination for Cause, as defined below), the Option will, solely to the extent that the conditions precedent to the exercise are met, remain exercisable for a period of sixty days from the date the Executive was in the employ of the Company on the first day of the period making up the condition precedent.

(b) Should Optionee be discharged for Cause by the Company or should Optionee cease to be an employee for any reason following receipt of notice of the intent of the Company to discharge Optionee for Cause, the term of the Option shall immediately terminate (and the Option shall cease to be exercisable) upon the cessation of employment.

6. Privilege of Stock Ownership. The holder of the Option will have none of the rights of a shareholder with respect to the Option Shares until such individual has exercised the Option and has been issued a stock certificate for the Option Shares.

7. Manner of Exercising Option. In order to exercise the Option with respect to all or any part of the Option Shares for which the Option is at the time exercisable, Optionee or a Permitted Transferee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

(i) Provide the  Company  written  notice of such  exercise in  accordance  with
Section 16 hereof, specifying the number of Option Shares with respect to which the Option is being exercised;

(ii) Pay the aggregate exercise price for the purchased shares in one or more of the following alternative forms: (A) full payment, in cash or by check payable to the Company's order, in the amount of the exercise price for the Option Shares being purchased; (B) full payment in shares of Common Stock (held for at least six months if acquired pursuant to an option) and having a Fair Market Value on the day of exercise (as determined under the terms of the Plan) equal to the exercise price for the Option Shares being purchased; (C) a combination of such shares of Common Stock and cash or check payable to the Company's order, equal in the aggregate to the exercise price for the Option Shares being purchased; or (D) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price; and

(iii) Furnish the Company with appropriate documentation that the person (or persons) exercising the Option, if other than Optionee, has the right to exercise the Option.

8. Effect of a Change in Control.

(a) Following a Change in Control, the Option Shares issuable upon exercise of any unexercised portion of the Options shall be subject to adjustment in accordance with the Plan in the event of any changes affecting the Company's Common Stock, $.001 par value per share, as a result of such Change in Control and the Option shall continue in effect in accordance with the terms hereof and the Plan through the exercise period.

(b) For purposes of this Section 8, a "Change in Control" shall have the meaning set forth in the Employment Agreement dated as of April 5, 1999 between the Company and the Optionee (the "Employment Agreement").

9.       Compliance with Laws and Regulations.

(a) The exercise of the Option and the issuance of Option Shares upon such exercise is subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's common stock may be listed at the time of such exercise and issuance.

(b) In connection with the exercise of the Option, Optionee will execute and deliver to the Company such representations in writing as may be requested by the Company so that it may comply with the applicable requirements of federal and state securities laws.

10. Liability of the Company.

(a) If the Option Shares exceed, as of the Grant Date, the number of shares that may without shareholder approval be issued under the Plan, then this Option will be void with respect to such excess hares unless shareholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

(b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any common stock pursuant to the Option will relieve the Company of any liability with respect to the non-issuance or sale of shares of Common Stock as to which such approval is not obtained.

11. No Employment Contract. Except to the extent provided in the Employment Agreement, neither the Company nor any of its subsidiaries is under any obligation to continue the employment of Optionee for any period of specific duration.

12.      Withholding.

(a) To the extent federal, state and local income and employment tax withholding requirements should apply to the exercise of this Option, Optionee hereby agrees to make appropriate arrangements with the Company for the satisfaction for such withholding requirements.

(b) Subject to approval of the Committee, any withholding obligation arising from exercise of the Option may be satisfied by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold from the Common Stock otherwise issuable to Optionee as the result of the exercise of the Option, a number of shares having a Fair Market Value, as of the date of the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation; or (iii) delivering to the Company already owned and unencumbered shares of Common Stock having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation.

13. Other Restrictions. Upon any exercise of the Option, the Committee may require Optionee to represent to and agree with the Company in writing that the shares are being acquired without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer determined by the Committee to be necessary or appropriate under applicable securities laws.

                  All certificates for shares of Common Stock delivered pursuant to exercise of the Option shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the common stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificate to make appropriate reference to such restrictions.

14. Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.

15.  Headings.   The  headings  of  Sections  herein  are  included  solely  for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

16. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement will be in writing and addressed to the Company in care of its Secretary at 11600 Sunrise Valley Drive, Suite 100, Reston, Virginia 20191. Any notice required to be given or delivered to Optionee will be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices will be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

17. Construction. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement will be conclusive and binding on all persons having an interest in the Option.

18. Governing Law. The interpretation, performance, and enforcement of this Agreement will be governed by the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, all as of the day and year indicated above.

                              InteliData Technologies Corporation



                              By: /s/ William F. Gorog
                                  -------------------------------
                                  William F. Gorog
                                  Chairman of the Board



                                  /s/ Alfred S. Dominick, Jr.
                                  -------------------------------
                                  Alfred S. Dominick, Jr.

                                  Address:  160 South Mason Road
                                            St. Louis, Missouri